EXHIBIT 21

Subsidiaries:

A/O  Tandem    Computers
A/O  Tandem    Computers
ACI  Canada  EFTS  Limited
Atalla  Corporation
ATCP  Partnership
Automated    Monitoring  and  Control  International,  Inc.
Bit  Jugglers,  Inc.
Compaq  Asia  Pte.  Ltd.
Compaq  Canada  Incorporated/Incorporee
Compaq  Capital  Corporation
Compaq  Cayman  Islands,  Ltd.
Compaq  Computer  (Malaysia)  Sdn.  Bhd.
Compaq  Computer  (Proprietary)  Limited
Compaq  Computer  (Thailand)  Ltd.
Compaq  Computer  A/S
Compaq  Computer  AB
Compaq  Computer  AE
Compaq  Computer  AG
Compaq  Computer  Asia  Pte.  Ltd.
Compaq  Computer  Asia/Pacific  Pte.  Ltd.
Compaq  Computer  Australia  Pty.  Limited
Compaq  Computer  B.V.
Compaq  Computer  Brasil  -  Industria  e  Comercio  LTDA
Compaq  Computer  Commercializadora,  S.  A.  DE  C.  V.
Compaq  Computer  Corporation
Compaq  Computer  Customer  Services  Limited
Compaq  Computer  de  Argentina  S.A.
Compaq  Computer  de  Colombia  S.A.
Compaq  Computer  de  Mexico,  S.A.  de  C.V.
Compaq  Computer  de  Venezuela,  S.A.
Compaq  Computer  EMEA  GmbH
Compaq  Computer  FZE
Compaq  Computer  Gesmbh
Compaq  Computer  GmbH
Compaq  Computer  GmbH  -  Russia  Representative  Office
Compaq  Computer  Group  Limited
Compaq  Computer  Hong  Kong  Limited
Compaq  Computer  Hong  Kong  Limited  -  Beijing  Representative  Office
Compaq  Computer  Hong  Kong  Limited  -  Changdu  Representative  Office
Compaq  Computer  Hong  Kong  Limited  -  Guangzhou  Representative  Office
Compaq  Computer  Hong  Kong  Limited  -  Shanghai  Representative  Office
Compaq  Computer  Hong  Kong  Limited  -  Shenyang  Representative  Office
Compaq  Computer  India  Private  Limited
Compaq  Computer  Int'l  Corp  -  Compaq  Distribution  Center Europe - Branch
Compaq  Computer  International  Corporation
Compaq  Computer  Korea  Limited
Compaq  Computer  Limited
Compaq  Computer  Ltd.
Compaq  Computer  Manufacturing  Limited
Compaq  Computer  N.V./S.A.
Compaq  Computer  N.V./S.A.  -  Luxembourg  Rep  Office
Compaq  Computer  New  Zealand  Limited
Compaq  Computer  Norway  AS
Compaq  Computer  OY
Compaq  Computer  Portugal,  Lda.
Compaq  Computer  S.A.R.L.
Compaq  Computer  S.p.A.
Compaq  Computer  Taiwan  Limited
Compaq  Computer  Technologies  (China)  Co.  Ltd.
Compaq  Computer  Ticaret    A.  S.
Compaq  Computer  Trading  Limited  Liability  Company
Compaq  Computer,  S.A.
Compaq  Computer,  Sp.zo.o.
Compaq  Computer,  spol.  s.r.o.
Compaq  FSC  (Barbados)  Inc.
Compaq  Holdings  B.V.
Compaq  Holdings  Pte.  Ltd.
Compaq  Houston  Investment  Corporation
Compaq  Industrial,  Comercial,  Importadora  E  Exportadora  Ltda.
Compaq  Interests,  Inc.
Compaq  International  Corporation
Compaq  International  Procurement  Corporation
Compaq International Procurement Corporation - Taiwan Representative Office Compaq Kabushiki Kaisha
Compaq  Latin  Amercia  Corporation  -  Chile  Branch
Compaq  Latin  America  Corporation
Compaq  Latin  America  Corporation  -  Argentina  Branch
Compaq  Latin  America  Corporation  -  Puerto  Rico  Sales  Office
Compaq  Latin  America  Sucursal  Del  Peru
Compaq  Latin  America  Sucursal  Ecuador
Compaq  Technologies  (Australia)  Proprietary  Limited
Compaq  TSO,  Inc.
Compaq  Ventures  Corporation
Compaq  Ventures  Corporation  -  Indonesia  Representative  Office
Compaq  Ventures,  Pte.  Ltd.
Compaq-Austin,  Inc.
Compaq-Dallas,  Inc.
Connectivity,  Ltd.
CPQ  Holdings,  Inc.
Divacto  B.V.
Eco-Infobase  GmbH
Globeset,  Inc.
Governmind  B.V.
Micro  Communications  GMBH
Microcom  (South  Africa)  Pty.  Ltd.
Microcom  (UK)  Limited
Microcom  Australasia  Pty.  Limited
Microcom  Caribe,  Inc.
Microcom  E.M.A.
Microcom  K.K.
Microcom  Systems,  Inc.
Microcom,  Inc.
MNP  Hong  Kong  Limited
MNP  S.A.R.L.  -  France
MNP  Sales  B.  V.
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Neodyne  Consulting  Ltd.
Nihon  Tandem  Rental  Co.,  Ltd.
Nihon  Tandem  Systems  Co.,  Ltd.
Nihon  Tandem  Systems  K.K.
Nonstop  Manufacturing  Pty.  Ltd.
Phon,  LLC
PT  Tandem  Computers  Indonesia
PT  Tandem  Computers  Indonesia
Shanghai  Tandem  Software  Systems  Co.  Ltd.
Silicon  Artists,  Inc.
Tandem  Chile  SA
Tandem  Computer  GES.m.b.H.
Tandem  Computer  GES.m.b.H.
Tandem  Computer  Systems  Sdn.  Bhd.
Tandem  Computer  Systems  Sdn.  Bhd.
Tandem  Computers    (Norway)  A/S
Tandem  Computers    AG
Tandem  Computers  (Hong  Kong)  Limited
Tandem  Computers  (Hungary)  Incorporated
Tandem  Computers  (Israel)  Ltd.
Tandem  Computers  (Macau)  Limited
Tandem  Computers  A/S
Tandem  Computers  AB
Tandem  Computers  Asia  Ltd.
Tandem  Computers  Asia-Pacific  Incorporated
Tandem  Computers  B.V.
Tandem  Computers  Canada  Limited
Tandem  Computers  Credit  Corporation
Tandem  Computers  De  Mexico,  S.A.  De  C.V.
Tandem  Computers  Del  Peru  S.A.
Tandem  Computers  do  Brasil    Inc.  &  CIA
Tandem  Computers  do  Brasil  Inc.
Tandem  Computers  Europe  Incorporated
Tandem  Computers  Europe  Incorporated  -  Netherlands    Branch
Tandem  Computers  Europe  Incorporated  -  UK  Branch
Tandem  Computers  Export  Corporation
Tandem  Computers  FSC,  Inc.
Tandem  Computers  GmbH
Tandem  Computers  Hungaria  KKT
Tandem  Computers  Iberica,  S.A.
Tandem  Computers  Incorporated
Tandem  Computers  Incorporated  -  Puerto  Rico  -  Sales  Rep.  Office
Tandem  Computers  India  Ltd.
Tandem  Computers  International    Incorporated  -  Malaysia  Branch
Tandem  Computers  International    Incorporated  -  Thailand  Branch
Tandem  Computers  International  (Thailand)  Ltd.
Tandem  Computers  International  Incorporated
Tandem  Computers  International  Incorporated  -  Philippines  Branch
Tandem  Computers  Investment    Corporation
Tandem  Computers  Investments  do  Brasil  Inc.
Tandem  Computers  Italia  S.P.A.
Tandem  Computers  Italia  S.P.A.
Tandem  Computers  Japan,  Limited
Tandem  Computers  Korea  Ltd.
Tandem  Computers  Korea  Ltd.
Tandem  Computers  Limited
Tandem  Computers  Limited  -  Ireland  Branch
Tandem  Computers  Manufacturing,  Inc.
Tandem  Computers  Marketing,  Inc.
Tandem  Computers  Pty.  Ltd.
Tandem  Computers  Pty.  Ltd.  -  New  Zealand  Branch
Tandem  Computers  S.A.
Tandem  Computers  S.A./N.V.
Tandem  Computers  S.A./N.V.-  Luxembourg  Branch
Tandem  Computers  South  Asia  Ltd.
Tandem  Computers  SP.  Z  O.O.
Tandem  de  Argentina  Incorporated
Tandem  Employees  Emergency  Relief  Fund,  Inc.
Tandem  Finland  OY
Tandem  Laboratories  Ltd.
Tandem  PRC  Incorporated
Tandem  PRC  Incorporated    -  Guangzhou  Rep.  Office
Tandem  PRC  Incorporated    -  Shanghai  Rep.  Office
Tandem  PRC  Incorporated  -Beijing  Rep.  Office
Tandem  South  Africa  (Pty)  Limited
Tandem  Taiwan  Incorporated
Tandem/Simplicity  A,  Inc.
Tandem/Simplicity  B,  Inc.
Twinco  A/S
Twinsoft  A/S
Twinsoft  Asia  Pte  Ltd.
Twinsoft  B.V.
Twinsoft  GmbH
Twinsoft  Italia  Srl
Twinsoft  N.V.
Twinsoft  S.A.
Twinsoft  SA
Twinsoft  UK  LTD.
Yura  Corp.